EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-18981, 333-18983, 333-18985, 333-18987, 333-18989, 333-29153, 333-63493, 333-36646, 333-46126, 333-67710, 333-133346 and 333-137569 and 333-152349, all on Forms S-8 of SRS Labs, Inc., of our report dated February 22, 2011, relating to our audits of the consolidated financial statements, financial statement schedule and internal control over financial reporting, which appear in SRS Labs, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
February 22, 2011